Exhibit 99.1

Ventyx Biosciences Reports Second Quarter 2022 Financial Results and Highlights Recent Corporate Progress

VTX958, our allosteric TYK2 inhibitor, demonstrated an excellent safety profile and class-leading target coverage in Phase 1 trial

Cash, cash equivalents and marketable securities of $258.4 million as of June 30, 2022, expected to support operations into the first half of 2024

Ventyx to host conference call and webcast today at 4:30 PM ET to discuss topline results from the Phase 1 trial of VTX958

ENCINITAS, Calif., August 15, 2022 (GLOBE NEWSWIRE) – Ventyx Biosciences, Inc. (Nasdaq: VTYX) (“Ventyx”), a clinical-stage biopharmaceutical company focused on advancing novel oral therapies that address a range of inflammatory diseases with significant unmet medical need, today announced financial results for the second quarter ended June 30, 2022 and highlighted recent pipeline and business progress.

“We are thrilled to announce positive topline results from the Phase 1 trial of VTX958, our novel allosteric TYK2 inhibitor. We believe these data demonstrate a potential best-in-class safety and target coverage profile, which may drive clinical differentiation in relevant disease populations. We look forward to initiating Phase 2 trials for VTX958 in psoriasis, Crohn’s disease, and psoriatic arthritis beginning in the fourth quarter of 2022.” said Raju Mohan, Chief Executive Officer. “We made significant progress across our pipeline in the second quarter, as we announced positive topline data from the Phase 1 trial of VTX2735, our peripheral NLRP3 inhibitor, and continued to execute the Phase 2 trial of VTX002, our selective S1P1R modulator, in ulcerative colitis.”

Pipeline Updates

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VTX958 (TYK2 Inhibitor): In the Phase 1 single-ascending dose and multiple-ascending dose trial in healthy volunteers, VTX958 demonstrated an excellent safety profile, class-leading target coverage and robust dose-dependent pharmacodynamic activity. Based on these results, we plan to advance VTX958 into Phase 2 trials in psoriasis, Crohn’s disease and psoriatic arthritis beginning in the fourth quarter of 2022.
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VTX002 (S1P1R Modulator): We continue to make progress enrolling subjects in the Phase 2 randomized, placebo-controlled trial of VTX002 in patients with moderate-to-severe active ulcerative colitis (UC) with topline data expected in 2023. We believe that this ongoing Phase 2 trial may serve as the first of two pivotal trials required for registration in UC.
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VTX2735 (Peripheral NLRP3 Inhibitor): We announced positive topline data from the Phase 1 trial of VTX2735 in healthy volunteers during the second quarter. In the Phase 1 trial, VTX2735 demonstrated robust, dose-dependent target engagement with an excellent safety, tolerability and pharmacokinetic profile. We currently plan to initiate a Phase 2 trial in cryopyrin-associated periodic syndrome (CAPS) patients in the fourth quarter of 2022. We believe the clinical profile of VTX2735 offers the opportunity to fully explore the therapeutic potential of systemic NLRP3 inhibition across a range of chronic inflammatory conditions, including a range of cardiovascular, dermatologic and rheumatologic diseases.
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VTX3232 (Orally-bioavailable CNS-penetrant NLRP3 Inhibitor): We expect to initiate a Phase 1 trial in healthy volunteers in the first quarter of 2023. We believe VTX3232 may be the first CNS-penetrant NLRP3 inhibitor to enter the clinic and may provide therapeutic utility in a broad range of neuroinflammatory diseases.

Second Quarter 2022 Financial Results

The amounts presented below for the second quarter of 2022 reflect the financial results of Ventyx Biosciences, Inc. (Ventyx) and its two wholly-owned subsidiaries, Oppilan Pharma Limited (Oppilan) and Zomagen Biosciences Ltd (Zomagen), on a consolidated basis. The amounts presented below in the Condensed Consolidated Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021 reflect the financial results of Ventyx, as well as the financial results of Oppilan and Zomagen from the date of acquisition (February 26, 2021), on a consolidated basis.

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Cash Position: Cash, cash equivalents and marketable securities were $258.4 million as of June 30, 2022. We believe our current cash, cash equivalents and marketable securities are sufficient to fund planned operations into the first half of 2024.
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Research and Development (R&D) Expenses: R&D expenses were $14.7 million for the quarter ended June 30, 2022, compared to $9.5 million for the quarter ended June 30, 2021.

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General and Administrative (G&A) Expenses: G&A expenses were $5.7 million for the quarter ended June 30, 2022, compared to $1.7 million for the quarter ended June 30, 2021.
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Net Loss: Net loss was $20.0 million for the quarter ended June 30, 2022, compared to $15.6 million for the quarter ended June 30, 2021.

Conference Call Information

Ventyx will host a conference call today at 4:30 p.m. ET to discuss topline results from the Phase 1 trial of VTX958. Investors and the general public may access the live webcast here, or register for the teleconference here. A live audio webcast will be available in the Investors section of the Company’s website at www.ventyxbio.com. A recording of the webcast will be available following the call.

About Ventyx Biosciences

Ventyx is a clinical-stage biopharmaceutical company focused on developing innovative oral medicines for patients living with autoimmune and inflammatory disorders. We believe our ability to efficiently discover and develop differentiated drug candidates will allow us to address important unmet medical need with novel oral therapies that can shift immunology markets from injectable to oral drugs. Our current pipeline includes three clinical-stage internally discovered programs targeting TYK2, S1P1R and NLRP3, positioning us to become a leader in the development of oral immunology therapies. Ventyx is headquartered in Encinitas, California. For more information about Ventyx, please visit www.ventyxbio.com.

Forward-Looking Statements

Ventyx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Ventyx’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: management’s beliefs regarding the potential of Ventyx’s product candidates, including that some have the potential to be best-in-class; the anticipated timing of commencement, enrollment and completion of clinical trials for Ventyx’s product candidates, including plans to advance VTX958 into Phase 2 trials in psoriasis, psoriatic arthritis and Crohn’s disease; the anticipated timing for releasing top-line data for the Phase 2 randomized, placebo-controlled clinical trial for VTX002 and the expectation that such trial may serve as the first of two pivotal trials required for registration; the potential of Ventyx’s product candidates to address a broad range of immune-mediated diseases; plans to initiate a Phase 2 trial for VTX2735 in CAPS; anticipated timing for initiating a Phase 1 trial for VTX3232; plans to advance Ventyx’s product candidates; and the expected timeframe for funding Ventyx’s operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Ventyx that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Ventyx’s business, including, without limitation, potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the ongoing global outbreak of the COVID-19 pandemic, or from the ongoing military conflict in Ukraine, including clinical trial delays; Ventyx’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; which may be impacted by disruptions in the supply chain, including raw materials needed for manufacturing, animals used in research, delays in site activations and enrollment of clinical trials; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Ventyx’s clinical trials and preclinical studies for its product candidates; interim results not necessarily being predictive of final results; the potential of one or more outcomes to materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Ventyx’s ability to obtain and maintain intellectual property protection for its product candidates; the use of capital resources by Ventyx sooner than expected; and other risks described in Ventyx’s prior press releases and Ventyx’s filings with the Securities and Exchange Commission (SEC), including in Part II, Item 1A (Risk Factors) of Ventyx’s Quarterly Report on Form 10-Q filed on the date hereof, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Ventyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations Contact

Patti Bank
Managing Director
ICR Westwicke
(415) 513-1284
IR@ventyxbio.com

Ventyx Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development (includes related party amounts of $230, $254, $433 and $462, respectively)	$14,676	$9,511	$32,085	$34,112
General and administrative (includes related party amounts of $0, $0, $0 and $116, respectively)	5,722	1,675	11,060	2,422
Total operating expenses	20,398	11,186	43,145	36,534
Loss from operations	(20,398)	(11,186)	(43,145)	(36,534)
Other (income) expense:
Other (income) expense	(380)	44	(395)	44
Interest expense - related party	—	—	—	99
Change in fair value of notes and derivative - related party	—	—	—	11,051
Change in fair value of Series A tranche liability	—	4,329	—	5,476
Total other (income) expense	(380)	4,373	(395)	16,670
Net loss	(20,018)	(15,559)	(42,750)	(53,204)
Deemed dividend	—	—	—	(1,552)
Net loss attributable to common shareholders	$(20,018)	$(15,559)	$(42,750)	$(54,756)
Net loss	$(20,018)	$(15,559)	$(42,750)	$(53,204)
Unrealized loss on marketable securities	(279)	—	(1,221)	—
Foreign currency translation	(54)	(14)	(12)	(12)
Comprehensive loss	$(20,351)	$(15,573)	$(43,983)	$(53,216)
Net loss per share attributable to common shareholders, basic and diluted	$(0.39)	$(4.31)	$(0.84)	$(17.69)
Shares used to compute basic and diluted net loss per share attributable to common shareholders	50,848,391	3,609,462	50,717,548	3,095,244

Ventyx Biosciences, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30,	December 31,
	2022	2021
Cash, cash equivalents and marketable securities	$258,352	$286,724
Working capital	234,519	250,737
Total assets	262,185	291,482
Total liabilities	19,033	12,283
Accumulated deficit	(160,549)	(117,799)
Total stockholders' equity	243,152	279,199